UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2012

GOLDEN STAR RESOURCES LTD.

(Exact name of registrant as specified in its charter)

CANADA	1-12284	98-0101955
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10901 West Toller Drive, Suite 300 Littleton, Colorado	80127-6312
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-830-9000

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously disclosed in the Current Report on Form 8-K filed by Golden Star Resources Ltd. (the “Company”) on December 19, 2012, Tom Mair resigned from his position as President and Chief Executive Officer and as a member of the Board of Directors (the “Board”) of the Company, effective December 31, 2012. On December 20, 2012, Golden Star Management Services Company, a subsidiary of the Company, entered into a Confidential Severance and Release Agreement (the “Severance Agreement”) with Mr. Mair.

Under the terms of the Severance Agreement, Mr. Mair will receive a lump sum cash severance payment in the amount of $1,017,000, less applicable deductions and withholdings. On the date that is six (6) months after December 31, 2012 (the “Separation Date”), Mr. Mair will receive a lump sum severance payment in the amount of $944,085, less applicable deductions and withholdings. Additionally, under the terms of the Severance Agreement, the vesting of Mr. Mair’s outstanding unvested options granted under the Company’s Third Amended and Restated 1997 Stock Option Plan (the “Option Plan”), will be accelerated, and Mr. Mair’s unvested options will become vested as of the Separation Date.

As previously disclosed in the Current Report on Form 8-K filed by the Company on December 19, 2012, Sam Coetzer, currently Executive Vice President and Chief Operating Officer of the Company, has been promoted to President and Chief Executive Officer, effective January 1, 2013, and on December 13, 2012, was named to the Company’s Board, effective December 14, 2012. On December 20, 2012, the Company entered into an Executive Employment Agreement (the “Employment Agreement”) with Mr. Coetzer, which will replace that certain Employment Agreement dated effective March 9, 2011, by and between the Company and Mr. Coetzer. The Employment Agreement provides for an annual base salary of Cdn$500,000 (US$506,848), as may be increased from time to time during the term of the Employment Agreement. Mr. Coetzer is entitled to participate in the Company’s Executive Management Performance Bonus Plan and benefit and deferred compensation plans generally available to executive officers of the Company from time to time, including the Option Plan.

Mr. Coetzer is entitled to payments upon certain termination of employment events as described in the Employment Agreement. Mr. Coetzer is entitled to a lump sum payment upon a termination of employment by the Company without cause or upon a termination by Mr. Coetzer in the event of a material breach of the Employment Agreement by the Company, in the amount of Coetzer’s accrued compensation plus, subject to certain conditions, an amount equal to two times the sum of Mr. Coetzer’s then current base salary, the average of the target bonus for Mr. Coetzer for the current calendar year and the bonus paid to him for the previous calendar year and certain other benefit amounts. Mr. Coetzer is also entitled to a lump sum payment in the event of a termination upon a “change in control,” as defined in the Employment Agreement, in the amount of his accrued compensation plus, subject to certain conditions, an amount equal to (a) two times the sum of Mr. Coetzer’s base salary for the calendar year in which the termination became effective, the average of the target bonus for Mr. Coetzer for the current calendar year and the bonus paid to him for the previous calendar year and certain other benefit amounts, plus (b) a pro rata portion of Mr. Coetzer’s target bonus for the current calendar year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2012

Golden Star Resources Ltd.

By:	/s/ Roger Palmer
Roger Palmer
Vice President and Chief Financial Officer